SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2003

Modem Media, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855

(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events

Modem Media, Inc. (the “Company”) announced today that 11,155,000 outstanding shares of its common stock have been sold by certain stockholders in an underwritten public offering. The Interpublic Group of Companies, Inc. (“IPG”), the Company’s largest stockholder, sold an aggregate of 10,955,000 shares in the public offering, which includes 1,455,000 shares sold pursuant to the underwriters’ exercise of the over allotments option. In addition, G.M. O’Connell, the Company’s chairman and co-founder, sold 150,000 shares and Robert Allen, II, the Company’s director and co-founder, sold 50,000 shares in this offering.

The complete text of the press release issued by the Company today with respect to this matter is attached as an exhibit to this document.

As a result of this sale, IPG now owns approximately 0.6% (148,000 shares) of the Company’s common stock.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
	99.1	Press Release, dated December 29, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/s/ SLOANE LEVY

Sloane Levy Senior Vice President, General Counsel and Human Resources

December 29, 2003